SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                              AMENDMENT NO. 2 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                        FBI FRESH BURGERS INTERNATIONAL
                 (Name of small business issuer in its charter)


      California                     5810                     91-2021594
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)      Identification No.:


                           827 State Street, Suite 14
                           Santa Barbara, CA 93101
                           (805) 560-1308 (PHONE)
                           (805) 560-3608 (FAX)

            (Address and telephone number of principal executive offices)
                           --------------------------

                           827 State Street, Suite 14
                           Santa Barbara, CA 93101
                           (805) 560-1308 (PHONE)
                           (805) 560-3608 (FAX)
(Address of principal place of business or intended principal place of business)
                           --------------------------

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------
    THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                      CALCULATION OF REGISTRATION FEE


TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

Common Stock, .001 par       $  1,000,000     $1.00      $1,000,000         $264.00

Total                          $1,000,000     $1.00      $1,000,000         $264.00



                                  DATED:  November 19, 2000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING
TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.



[CAPTION]
                                   Prospectus

                        FBI FRESH BURGERS INTERNATIONAL

1,000,000 shares of common stock Up to 1,000,000 of the shares of common stock
offered are being sold by FBI Fresh Burgers International.    There is no
minimum purchase requirement and no escrow, and the proceeds may be used by FBI in its discretion. There is no established public market for FBI's common stock, and the offering price has been arbitrarily determined. FBI's Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that FBI's common stock will ever be quoted on any quotation service or that any market for FBI's stock will ever develop. FBI is a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and a deficit of $1,950 since its inception. FBI's plan of operation is to establish a nationwide chain of fast food restaurants, using the FBI name. This offering is self-underwritten. Shares will be sold by FBI's president, Artem Gotov, without the use of an underwriter. This offering will terminate on November 19, 2001.
                            ------------------------

   The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 3 of this prospectus.

                            ------------------------
   These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                             PRICE         UNDERWRITING       PROCEEDS
                             TO            DISCOUNTS AND      TO
                             PUBLIC        COMMISSIONS(2)     COMPANY(1)
                             ------        --------------     ----------

Per Share................$    $1.00               $0            $ 1.00
Total .................. $1,000,000               $0
$1,000,000

(1) Before deducting expenses payable by FBI, estimated at approximately $15,500. This offering is self-underwritten, so FBI is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 1,000,000 common shares. There is no minimum contingency, and the proceeds may be used in FBI's discretion.

(2)The shares of common stock are being offered by FBI through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by FBI and subject to the approval of certain legal matters by counsel and certain other conditions. FBI reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

___________________, 2001

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     FBI is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     The principal of FBI is promoting
     a similar offering.........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
     Federal Import Tax.........................        5
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16

                              ------------------------

                                PROSPECTUS SUMMARY
CORPORATE BACKGROUND

FBI was organized on February 1, 2000, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. FBI has no current business. Its plan of operations is to establish a nationwide chain of fast food restaurants, using the FBI trade nameas a marketing and advertising tool. There can be no assurance that FBI's common stock will ever develop a market.

                                  THE OFFERING

common stock Offered.........................  Up to 1,000,000 shares common stock Outstanding after the
  Offering...................................    2,950,000 shares(1)

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock
offered                                        involve a high degree of
                                               risk and immediate substantial
                                               dilution See"Risk Factors" and
                                             "Dilution"

Term of offering......................... Until November 19, 2001 or until all
                                          Shares in this offering are sold.
                                          -------------------------------------

(1) Figures are based on the current outstanding shares of 1,950,000

The officers and directors of FBI are currently actively promoting another similar offering for a company called Russian Imports, Inc.

                               SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2000 and the consolidated balance sheet data at June 30, 2000 come from FBI's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to June 30, 2000 come from FBI's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that FBI considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                          June 30, 2000
                                                        ---------------------
Assets: ............................................      $  --
                                                           =======

Liabilities - Accounts Payable .....................      $  --
                                                           -------

Stockholders' Equity:
 common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at June 30,
    2000 ..................................                 1,950
  Paid-In Capital ..................................         --
  Retained Deficit .................................       (1,950)

                                                           -------

     Total Stockholders' Equity ....................          --
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................      $   --
                                                           =======

STATEMENT OF OPERATIONS DATA:
                                                                    Cumulative
                                                                    Since
                                                                    inception
                                                 Month ended        Of
                                                 June 30,2000       Development
                                                                    Stage
                                                 ----------------   -----------
Revenues: ..................................     $   --                $   --
General and administrative Expenses: ........      1,950                 1,950
                                                  -----                  -----
     Net Loss ..............................     $(1,950)              $(1,950)
                                                  -----                  -----
Loss per share ............................      $   --                $
                                                  =====                  =====

              -------------------------------------------------------

                                  RISK FACTORS

    Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.

    FBI's plan of operations is based on its trade name, and it may not be possible to register the trade name.

FBI's application for trademark registration has been accepted by the United States Patent and Office, which has indicated that the mark appears to be entitled to registration, and if no opposition is filed to the mark, it has indicated that it may issue a notice of allowance of the mark. This does not mean that the registration process has concluded, and there is no assurance that the mark will be granted registration.

FBI is a development stage company with no operating history.     Because of
this, it will be difficult to gauge our future performance.

This makes it difficult to evaluate its future performance and prospects. FBI's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, FBI has incurred losses.

    We have no experience in the fast food restaurant business, and no capital.

FBI is completely dependent upon this offering for the raising of capital to fund its business plan. It has no capital and virtually no assets. The managment of FBI, although familiar with the restaurant business, has never established or managed a fast food restaurant or chain of fast food restaurants before, and has no experience.




    We may run over budget or experience delays in construction of new restaurant outlets, and this may affect our ability to operate.

FBI intends to grow primarily by developing company owned restaurants. Development involves substantial risks, including: 1) risks that development costs will exceed budgeted or contracted amounts; 2) delays in completion of construction; 3) failing to obtain all necessary zoning and construction permits, 4) the inability to identify or the unavailability of suitable sites;
5) that developed properties will not achieve desired revenue or cash flow levels once opened; 6) of competition for suitable development sites from competitors (most of which have greater financial resources than FBI); 7) of incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion; 8) changes in governmental rules, regulations and interpretations; and 9) general economic and business conditions.


    There is no escrow of any funds in this offering, and any funds may be used by us in our discretion.

There is no minimum contingency or escrow of any funds received by FBI in this offering, and any funds received may be utilized by FBI for any corporate purpose as the funds are received. There will be no escrow of any of the proceeds of this offering.

</The people who already have invested in FBI have done so at a reduced price, and investors in this offering will experience substantial dilution of their investment.

Management and others who have provided services to FBI have acquired shares at an average price of $.001 per share. This means that investors in this offering who are buying shares at the higher rate of $1.00 per share will experience a dilution of a majority of their investment.

    There is no established market for FBI's stock and investors may not be able to sell their shares in the future.

There is no established market for FBI's common stock and there can be no assurance that a market will develop. If no market is developed, then it will be difficult for investors to eventually sell their shares and recover their investment.

    FBI has not paid and probably will not pay dividends in the near future, so investors participating in this offering may not receive a return on their investment.

FBI has decided to retain all earnings, if any, to finance future growth. Therefore, the only way an investor could receive a return on his or her investment is to sell his or her shares.


                                USE OF PROCEEDS

    The net proceeds to FBI from the sale of the shares of common stock offered are estimated to be approximately $985,000. FBI intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:

                Use                            Amount
------------------------------------         ---------
Construction of prototype restaurant         $ 250,000
Advertising                                    250,000
Working Capital - FBI                        $ 485,000
                                             $ 985,000
                                          ---------------

The following table shows FBI's use of proceeds if 25%, 50%, 75%, and/or 100%
of the shares are sold.   Further, there can be no assurance that any shares
will be sold in this offering.

                              25%       50%       75%       100%
                              ---       ---       ---       ----
Construction of
prototype restaurant        185,000     250,000   250,000   250,000
Advertising                       0     125,000   150,000   250,000
Working capital              50,000     117,500   335,000   485,000
                         ----------     -------   -------   -------
Totals                      235,000     492,500   735,000   985,000


The allocation of the net proceeds of the Offering set forth above represents FBI's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and FBI's future revenues and expenditures. If any of these factors change, FBI may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

FBI has never declared or paid cash dividends on its capital stock.
FBI currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           NO MARKET FOR COMMON STOCK

FBI's common stock is not listed or quoted at the present time, and there is no present public market for FBI's common stock. FBI has obtained a market maker who has agreed to file an application for FBI's securities to be quoted on the NASD OTC Bulletin Board(Bulletin Board), upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that FBI's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept FBI's market maker's application on Form 211. Therefore, there can be no assurance that a public market for FBI's common stock will ever develop.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and capitalization of FBI as of June 30, 2000. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:
---------------------
                                                           2/29/2000
                                                           ---------
Assets: ............................................      $     --
                                                            =======

Liabilities - Accounts Payable .....................      $     --
                                                            -------
Stockholders' Equity:
 common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 shares at December 31,
    2000 ..................................                  1,950
  Paid-In Capital ..................................            --
  Retained Deficit .................................        (1,950)
                                                            ------
     Total Stockholders' Equity ....................            --
                                                            ------
      Total Liabilities and
       Stockholders' Equity ........................      $     --

                         DETERMINATION OF OFFERING PRICE

There is no established market for the shares. The offering price for the shares has been arbitrarily determined, without regard to their book value or any other measurable standard.


                                     DILUTION

As of June 30, 2000, FBI's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of FBI's tangible assets less its total liabilities. Net tangible book value per share represents FBI's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), FBI's net tangible book value as of the closing of this offering would increase from $0 to $.33 per share. This represents an immediate increase in the net tangible book value of $.33 per share to current shareholders, and immediate dilution of $.67 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .33
Net tangible book value per share after offering..................$   .33
Dilution per share to new investors...............................$  0.67
Percentage dilution................................................   67%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 1,000,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per share
                         ---------      ---------------  ---------    -------------   ---------

Existing Investors        1,950,000    $     1,950           66.1%         .1%          $  .001
New Investors             1,000,000    $ 1,000,000           33.9%       99.9%          $  1.00


[CAPTION]
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with FBI's
Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

FBI was organized on February 1, 2000, under its former name of FirsTelevision.com. FBI is in the business of marketing the concept of a national "fast food" restaurant chain to children and young adults, with a menu of fresh burgers, fries and sandwiches. Each restaurant and all products will bear the trade name, "FBI Fresh Burgers International." FBI has applied for and obtained trademark registration of this trade name with the U.S. Patent and Trademark Office. Each restaurant will be organized to provide high quality fast food meals in a pleasant setting, designed to be unique compared to any other fast food chain. FBI's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

During the next twelve months, FBI plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that FBI will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. FBI presently has no cash with which to satisfy any future cash requirements. FBI will need a minimum of $500,000 to satisfy its cash requirements for the next 12 months. With this minimum capital, FBI intends to establish its first prototype fast food restaurant, using the FBI theme. FBI will not be able to operate if it does not obtain equity financing. FBI has no current material commitments. FBI depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that FBI will be successful in raising the capital it
requires.     FBI does not expect to achieve liquidity within the first 12 months of operation, and cannot make a prediction on long term equity until such time as its first prototype restaurant has been developed and tested.
FBI anticipates that the cost of development of a prototype restaurant will be at least $250,000, and intends to develop a fast food menu, at an expected cost of $25,000. It does not expect any additional research and development of any products, nor does it expect to incur any research and development costs.[/R] FBI does not expect the purchase or sale of plant or any significant equipment, except for the initial purchase of restaurant equipment for the prototype, and it does anticipate hiring at least 24 minimum wage employees and three full
time managers to run the prototype restaurant.      FBI has no current material
commitments. FBI has generated no revenue since its inception.

FBI has no current plans, preliminary or otherwise, to merge with any other entity.

FBI is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that FBI will be successful in raising the capital it requires through the sale of its common stock.


                                  BUSINESS
IN GENERAL

     FBI has no current operations at the present time. Its business plan is to establish a national chain of fast food restaurants. FBI restaurants will offer a variety of hamburgers, sandwiches, salads, Mexican food, finger foods and side items. The core of FBI's menu will be its hamburger products. FBI will also offer value-priced product alternatives to compete against price-
oriented competitors. FBI's plan of operations includes     the intention to
offer quality products with high perceived value; fast and friendly customer service; to develop a strong brand image behind the trademark, "FBI Fresh Burgers International;" and to target an attractive demographic segment.
All
of these operations are     operations that we hope to achieve, but may not.
FBI has no actual business or operations at this time, other than the formation of its business plan and this offering.

Restaurant Operations.



    All of the planned operations described in this prospectus are entirely
aspirational at this point,     and depend on FBI raising a sufficient amount
of capital to dedicate financial resources to each element of its business plan. There can be no assurance that any capital at all will be raised from this offering, but if significant capital is raised,[/R] resources will be devoted to ensure that all FBI restaurants which FBI plans to develop will offer the highest quality food and service. Emphasis will be placed on delivering quality ingredients to all restaurants, that restaurant food production systems will be continuously developed and improved, and all employees will be dedicated to delivering consistently high quality food and service. FBI will standardize the specifications for the preparation and service of its food, the conduct and appearance of its employees, and the maintenance and repair of its premises. Each FBI restaurant will be operated by a company-employed manager who normally will receive a minimum of eight weeks of management training, which will include classroom training and on-the-job training in an FBI restaurant. The restaurant manager will be responsible for the operation of the restaurants, including product quality, food handling safety, cleanliness, service, inventory, cash control and the conduct and appearance of employees. Restaurant managers will be supervised by regional managers, who will report directly to FBI management. FBI will establish a performance bonus system to award managers at all levels with bonus compensation based on profit achievement. FBI will employ a point of sale computerized reporting and cash register system for its restaurants, which provides points of sale transaction data and accumulates marketing information. Sales data will be collected and analyzed on a weekly basis by management.

    Planned     advertising and promotion

As part of its plan of operations, which is dependent upon the raising of
sufficient capital, FBI     hopes     to engage in a marketing program, both in
conjunction with before and after the opening of new restaurant locations, and on an ongoing basis, to build the brand name,"FBI Fresh Burgers International." FBI will emphasize local, low cost advertising on cable television and radio in the areas in which new restaurants are planned to be developed. This will be combined with a direct mail campaign in the area. FBI intends to take full advantage of the exploitation of its name in its advertising campaign. For example:

   1. When the site of the new FBI restaurant is decided upon, FBI will place billboard advertisements in the area advertising that "FBI is coming to your city."

   2. Each construction site will be surrounded by construction barriers which will be posted with "Wanted by FBI" posters. The "Wanted" posters will offer a reward for anyone who provides information leading to the apprehension of "suspects" featured on the posters. Pictured on the posters will be several "suspects6," who will have names which will be placed on FBI food products. Each "Wanted" poster will bear a toll free telephone number, which will have recorded information about FBI. Every caller will receive a coupon for a discount on an FBI food item.

   3. "Wanted" posters will be mailed to residents in the area of the new restaurants.

   4. FBI will contact local PTA organizations, and offer "PTA nights" at FBI, where parents and children can work together in an FBI restaurant, and half of all revenue after expenses will go to the PTA, to be used to benefit local schools. FBI will emphasize these programs in its local advertising.

   5. After a sufficient number of FBI restaurants are opened, FBI will supplement its local advertising with national advertising to promote "FBI Fresh Burgers International" as a nationally known brand.

Properties.

 FBI leases offices at 827 State Street, Suite 14, Santa Barbara, California,
from its Secretary, Agata Gotova, on a month to month basis,     at no charge
to FBI    , for approximately 150 square feet of office space, which is adequate
for FBI's needs at the present time and which is adequately covered by insurance. FBI owns the Internet domains name www.fbiburger.com, www.fbiburger.net, and www.fbiburger.org.

Patents.

   FBI has     filed an application for service mark registration with     the
U.S. Patent and Trademark Office trademark protection of the mark, "FBI Fresh Burgers International," serial number 78/007326, which has indicated that the mark appears to be entitled to registration, and if no opposition is filed to the mark, it has indicated that it may issue a notice of allowance of the mark. This does not mean that the registration process has concluded, and there is no aAssurance that the mark will be granted resgistration. FBI has no patents.

It is the owner of the Internet domain names www.fbiburger.com, www.fbiburger.net and www.fbiburger.org.

Employees.

 As of February 1, 2000, FBI has two employees. Agata Gotova, FBI's Secretary/Treasurer and Director, devotes approximately 10 hours per week to company activities. FBI's president, Artem Gotov, devotes his full time efforts to the company. FBI has no written employment contracts. None of FBI's employees are covered by a collective bargaining agreement. FBI has never experienced an employment related work stoppage and considers its employee relations to be satisfactory.

Competition.

The fast food restaurant industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors. Certain factors, such as substantial price discounting, increased food, labor and benefits costs and the availability of experienced management and hourly employees may adversely affect the fast food restaurant industry in general and FBI in particular. FBI will compete with a large number of national and regional fast food restaurant chains. Most of the potential competitors which own fast food restaurant chains have financial resources superior to FBI, so there can be no assurance that FBI's projected income will not be affected by its competition. FBI expects this competition to increase. Companies such as Foodmaker, Inc., Burger King, McDonalds and Taco Bell all offer fast food restaurants.

Government Regulation.

 Each FBI restaurant will be subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new restaurants.

   FBI will also be subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wages, overtime and other working conditions. A significant number of FBI's employees will be paid at rates related to the federal and state minimum wage and increases in the minimum wage will increase FBI's labor costs.

   In addition, various proposals which would require employers to provide health insurance for all of their employees are being considered from time to time in the U.S. Congress and various states. The imposition of any such requirement would have a material adverse impact on the planned operation s of FBI and the financial condition of the fast food restaurant industry.

   FBI will be subject to certain guidelines under the Americans with Disabilities Act of 1990 (ADA), and various state codes and regulations which require restaurants to provide full and equal access to persons with physical disabilities. FBI will also be subject to various evolving federal state and local environmental laws governing, among other things, emissions to the air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous and no-hazardous substances and wastes.

FBI has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.

FBI's mailing address is 827 State Street, Suite 14, Santa Barbara, CA 93101. The telephone number of its principal executive office is
(805) 560-1308.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. FBI's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


THE PRODUCTS

FBI intends to offer fresh burgers, french fries, and sandwiches, in a fast food format. The only real difference between FBI's product and its competitor fast food burger stores will be the name awareness that FBI intends to develop for its product.


LEGAL PROCEEDINGS

FBI is not subject to any pending litigation, legal proceedings or claims.

                                 MANAGEMENT

                 EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of FBI serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of FBI are:

Name                      Age               Position
----                      ---               --------
Artem Gotov               36                President, Director

Agata Gotova              28                Secretary, Director,  Treasurer

Artem Gotov. Artem Gotov is the founder and current President, and Director of FBI, and has been since its inception. He is the owner of "Moliere" restaurant in Las Vegas, Nevada, and the owner of "Uncle Vanya's" restaurant in Moscow, Russia. From 1998 through May, 2000, he developed, established, managed and sold "Moscow Time" restaurant in Moscow, Russia. From 1992 through 1997, he owned and operated Luxe Casino in Moscow, Russia.

Agata Gotova.  Ms. Gotova is the current     Secretary, Chief Financial Officer
and Director of FBI.      She is also the President and Director of Russian
Imports.com,     Russian-Caviar.com     and FirsTelevision.com.  She is also
the
Secretary of Cinecam Corporation and     Et Voila! European Cafes, Inc.     For
the past five years, she has been engaged in the import and export business, specializing in trade with Russia and the former Soviet Republics. For a period of four years prior to 1997, Ms. Gotova resided and did business in Paris, France. She speaks French, English and Russian fluently. Ms. Gotova was educated at the University, Minister of International Affairs, Moscow, and Sorbonne University, Paris.

                              EXECUTIVE COMPENSATION

FBI has made no provisions for cash compensation to its officers and directors.
    FBI's President, Artem Gotov, received 805,000 shares of restricted common stock and its Secretary/Chief Financial Officer Agata Gotova, received 805,000 shares of restricted common stock as a retainer for future services and in
exchange for FBI's business plan.     These 1,610,000 shares have been accepted
as
full compensation for management's services for the first year of operation.
No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the
last fiscal year.     FBI's counsel, Kenneth Eade, received 90,000 shares of
common stock as compensation for legal services rendered FBI.

                              EMPLOYMENT AGREEMENTS

FBI has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of FBI's board of directors.

                             PRINCIPAL STOCKHOLDERS

    The following table presents certain information regarding beneficial ownership of FBI's common stock as of June 30, 2000, by (I) each person known by FBI to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of FBI, (iii)
each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.
                                         Shares          Percent     Percent
                                         Beneficially    Before      After
Name and Address of Beneficial Owner     Owned           Offering    Offering
------------------------------------     ------------    --------    --------
Artem Gotov
1548 Fairhaven
Las Vegas, NV (1)                         805,000        41.28%       27.28%

Agata Gotova(2)                           805,000        41.28%       27.28%
827 State Street     Ste. 14
Santa Barbara, CA 93101

    Kenneth G. Eade(2)                    200,000        10.25%        6.78%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors
as a Group                                1,610,000         82.56%    54.56%
------------
Table is based on current outstanding shares of 1,950,000.

(1) Artem Gotov and Agata Gotova are brother and sister.
(2) Agata Gotova is the wife of FBI's attorney, Kenneth G. Eade,
Mr. Eade holds     200,000     shares of common stock.  Agata Gotova and
Kenneth G. Eade each disclaim beneficial ownership in the shares of the other.


CERTAIN TRANSACTIONS

In connection with organizing FBI, on February 1, 2000, Agata Gotova was
issued     805,000 shares of restricted common stock, and Artem Gotov was issued 805,000 restricted shares of common stock in exchange for services, the
business plan of FBI, and FBI's web site, trade name and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933,
Artem Gotov and Agata Gotova may be deemed to be promoters of FBI. It is possible that Kenneth Eade may be deemed to be a promoter because of his
relationship as the husband of Agata Gotova.     No other persons are known to
Management that would be deemed to be promoters.     Artem Gotov and Agata
Gotova are brother and sister.

On February 1, 2000, in exchange for legal services, FBI issued 200,000 shares to Kenneth G. Eade, counsel to FBI and the husband of its President , Agata Gotova, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of FBI consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 3,950,000 shares of Common stock.

Common stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of FBI's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock, FBI's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for FBI's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is American Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, FBI will have 3,950,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with FBI), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of FBI, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of FBI without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for FBI's shares of common stock. However, FBI's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Agata Gotova, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on November 19, 2001.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                 LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.


                                    EXPERTS

The Financial Statements of FBI as of June 30, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for FBI, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

FBI has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and
regulations.     This prospectus summarizes certain documents, and while these summaries are not complete, they disclose all material terms and provisions of the documents.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. The SEC's toll free telephone number is 1-800-SEC-0330.

FBI will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FBI Fresh Burgers International

Independent Auditor's Report ....................................   F-1

Balance Sheets
 December 31, 2000 ..............................................   F-2

Statements of Operations
 For the Years Ended December 31, 2000 ..........................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended December 31, 2000 ..........................   F-4

Statements of Cash Flows
 For the Years Ended December 31, 2000 ..........................   F-5

Notes to Consolidated Financial Statements ......................

[CAPTION]
                          INDEPENDENT AUDITORS' REPORT
                        FBI Fresh Burgers International
                         (A Development Stage Company)

  I have  audited the accompanying balance sheets of FBI Fresh
Burgers International (a development stage company) as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the ten months ended December 31, 2000. These financial statements are the responsibility of FBI's management. My responsibility is to express an opinion on these financial statements based on my audits.

 I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FBI Fresh Burgers International, Inc. (a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the period ended December 31, 2000 in conformity with generally accepted accounting principles.

ROGER G. CASTRO
___________________
Roger G. Castro
Certified Public Accountants
Oxnard, California
January 31, 2001

F-1

[CAPTION]

                          FBI Fresh Burgers International
                           (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEETS
                                                              December 31, 2000
                                                          ---------------------



Assets: ............................................      $  --
                                                          =======
Liabilities - Accounts Payable .....................      $  --
                                                          -------
Stockholders' Equity:
 common stock, Par value $.001

    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at December 31, 2000           1,950
  Paid-In Capital ..................................          --
     Deficit accumulated during development stage         (1,950)
                                                           -------
     Total Stockholders' Equity ....................         --
                                                           -------
     Total Liabilities and

       Stockholders' Equity ........................      $  --
                                                           =======

   The accompanying notes are an integral part of these financial statements.

[CAPTION]

                          FBI Fresh Burgers International
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                 Cumulative
                                                                 Since
                                                                 Inception
                                       For the <ten months       of
                                       ended December 31, 2000   Development
                                       -----------------------   Stage
                                                                 --------

Revenues: ............................    $         --          $   --

Expenses:

Professional fees                         $      1,000          $ 1,000

General and Administrative Expenses: ....          950              950

Total  1,950   1,950
                                                 -----            -----

     Net Loss ..............................$   (1,950)         $(1,950)
                                                 -----            -----

Loss per share .............................$       --          $   --
                                                 =====           ======

   The accompanying notes are an integral part of these financial statements.

F-3


                                     FBI Fresh Burgers International
                                      (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF STOCKHOLDERS' EQUITY
                               FOR THE TEN MONTHS ENDED December 31, 2000


                                Common stock                    Additional
                              Number of Shares       Amount     Paid in     Retained
                                                                Capital     (Deficit)   Total
                              -----------------     --------    ---------   ---------   -----

common stocks issued:

for services 2/1/2000         805,000                 $805      $   --       $  805      $ --
for services 2/1/2000         805,000                 $805      $   --       $  805      $ --
for services 2/1/2000         200,000                 $200      $   --       $  200      $ --
for services 6/1/2000          70,000                 $ 70      $   --       $   70      $ --
for services 6/1/2000          70,000                 $ 70      $   --       $   70      $ --

Net loss for
Balance 6/30/2000               1,950,000           $1,950         $--        $(1,950)   $ --
                              -----------------     --------    ---------   ---------   -----


              The accompanying notes are an integral part of these financial statements.

F-4

                                    FBI Fresh Burgers International
                                    (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENTS OF CASH FLOWS                  Cumulative
                                                                                 Since
                                                                                 Inception
                                                    For the     ten months       ended  of
                                                    December 31, 2000            Development
                                                    -------------------          Stage
                                                                                 ------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Operating Activities

    Stock issued for services                           $ 1,950                  $   1,950
Net Loss ............................................   $(1,950)                 $  (1,950)
                                                         -------                   ------------
  Net Cash Used provided by operating activities . ...        0                          0
                                                         -------                   ------------
CASH FLOWS FROM FINANCING
ACTIVITIES:
                                                         -------                   ------------
Net Cash Provided by
  Financing Activities ..............................                                   --
                                                         -------                   ------------
Cash and Cash Equivalents
  at Beginning of Period ............................       --                          --
                                                         -------                   ------------
Cash and Cash Equivalents
  at End of Period ..................................   $   --                   $      --
                                                         =======                   ============

                The accompanying notes are an integral part of these financial statements.
F-6

[CAPTION]
                        FBI Fresh Burgers International
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                    FOR THE TEN MONTHS ENDED December 31, 2000

NOTE 1. DESCRIPTION OF THE BUSINESS

FBI was incorporated under the laws of the state of California on February 1, 2000, under the former name of "FirsTelevision. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California including, without limitation, to develop a national chain of fast food restaurants.

FBI has been in the development stage since its formation on February 1, 2000. Planned principal operations have only recently commenced since then, but FBI has not generated any significant revenue.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.  FBI uses the accrual method of accounting.

B.  Revenues and expenses are     recognized and recorded when food is
provided.

C. FBI considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. FBI currently has no cash equivalents.

D. Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3. INCOME TAXES. FBI has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. FBI has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue codes are met.

There is no provision for income taxes for the ten months ended December 31, 2000, due to the net operating loss. FBI's total deferred tax assets as of December 31, 2000 are as follows:

                    Net operating loss carryforward    $1,950
                    Valuation allowance                (1,950)
                                                       ---------
                    Net deferred tax asset                  0

Teh net operating loss carry forward for federal tax purposes will expire in the year 2020.

FBI shares office space and telephone services of the     Secretary     of FBI
at
no charge.

NOTE 5.  FISCAL YEAR END.  FBI's fiscal year end is December 31st.

NOTE 6. RELATED PARTY TRANSACTIONS. FBI issued unregistered common stock to its President, in exchange for services as President, Secretary and Treasurer, and to non management consultants and employees in exchange for their services. The issuance of shares were recorded at their fair market value of par value. This is deemed appropriate, rather than recording the issuance of shares at the offering price, since FBI's shares have no current book value.

NOTE 7.  STOCK ISSUED FOR SERVICES

F-7
----------------------------------------------------------------------------

----------------------------------------------------------------------------

    No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by FBI or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authoirzed or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. Until December 14, 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.
                          ------------------------

                             TABLE OF CONTENTS
                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     FBI is a development stage
     company with no operating history..........        3

     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4

Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16

[CAPTION]


                            FBI Fresh Burgers International

                           1,000,000 Shares of common stock

                                   -------------

                                    PROSPECTUS

                                   -------------

                                 ___________________, 2001

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of FBI's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

FBI's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. FBI's By-laws also contain a provision for the indemnification of FBI's directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $264
Printing and engraving expenses................................  $500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $11,736
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $1,000
                                                                 ----------
    Total......................................................  $15,500
                                                                 ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by FBI within the past three years and were not registered under the Securities Act.

In connection with organizing FBI, on February 1, 2000,     Artem Gotov and
Agata Gotova were each issued 805,000     shares of restricted common stock in
exchange for services, the business plan of FBI, and FBI's web site, trade name and domain names, in a private offering pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Gotova may be deemed to be promoters of FBI. No other persons are known to Management that would be deemed to be promoters.

On February 1, 2000, in exchange for legal services, FBI issued 200,000 shares to Kenneth G. Eade, counsel to FBI and the husband of its President, Agata
Gotova,     in a private offering in reliance upon Section 4(2) of the
Securities Act of 1933     in exchange for legal services rendered. Mr. Eade is
a
sophisticated investor who had access to all corporate information.

    On or about June 1, 2000, FBI issued 70,000 shares to Jeffrey Volpe for clerical services rendered, in a private offering, pursuant to Section 4(2) of the Securities Act of 1933. Mr. Volpe is a sophisticated investor who had access to all corporate information.

On or about June 1, 2000, FBI issued 70,000 shares to Richard Tearle for Internet web services to be rendered, in a private offering pursuant to Section 4(2) of the Securities Act of 1933. Mr. Tearle is a sophisticated investor who had access to all corporate information.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.2                    Amendment to Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                              (including  consent)
       6.1                    Specimen of Stock Certificate
      10
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit  5.1)
                             ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of FBI pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, FBI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by FBI of expenses incurred or paid by a director, officer or a controlling person of FBI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by FBI under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on September 12, 2000.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     FBI Fresh Burgers International

       /s/   Artem Gotov
       -----------------------------------
By:    ARTEM GOTOV, President and Director

Date: January 25, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       /s/ Agata Gotova
       -----------------------------------
By:    Agata Gotova


       /s/  Agata Gotova
       -----------------------------------
By:    Agata Gotovator
       Date: January 25, 2001


 [CAPTION]
 Exhibit 3.1
 ARTICLES OF INCORPORATION

2185870
ENDORSED-FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA
Feb-1 2000
BILL JONES, SECRETARY OF STATE

                          ARTICLES OF INCORPORATION OF
                               FIRSTELEVISION.COM

FIRST: The name of the corporation is: FIRSTELEVISION.COM

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this corporation's initial agent for service of process is:

KENNETH G. EADE, 827 State Street, Suite 26, Santa Barbara, California 93101

FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is 100 Million (100,000,000).

I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my own act and deed.

Executed January 25, 2000 at Santa Barbara, California.

   /s/  KENNETH G. EADE
 __________________________
        KENNETH G. EADE

[CAPTION]
EXHIBIT 3.2
AMENDMENT TO ARTICLES OF INCORPORATION

                      CERTIFICATE OF AMENDMENT OF ARTICLES
                     OF INCORPORATION OF FIRSTELEVISION.COM
                           A California Corporation

     The undersigned hereby certifies as follows:

     ONE: That they are the President and Secretary, respectively, of FIRSTELEVISION.COM, a California corporation.

     TWO: That, at a meeting of the Shareholders and the Board of Directors on May 2, 2000, the Corporation resolved to amend Article FIRST and FIFTH of its Articles of Incorporation, as follows:

     RESOLVED, that the Corporation amend Article I of its Articles of Incorporation, as follows:

"FIRST: The name of this corporation is: FBI Fresh Burgers International

     THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of California. The total number of outstanding shares of each class entitled to vote for the amendment is:

One million, nine hundred fifty thousand (1,950,000) shares . The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty (50%) percent. The amendment was approved by a vote of One million nine hundred fifty thousand (1,950,000) shares, equaling 100% of all shares entitled to vote.

Dated: May 8, 2000                       /s/  Artem Gotov
                                         ----------------------
                                         ARTEM GOTOV, President


                                        Agata Gotova
Dated: May 8, 2000                      __________________________________
                                        AGATA GOTOVA Secretary


     We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

                                         /s/ Artem Gotov
                                         ----------------------
                                         ARTEM GOTOV, President


                                         /s/ Agata Gotova
                                        -----------------------
                                         AGATA GOTOVA Secretary


[CAPTION]
EXHIBIT 3.3
BY-LAWS OF FBI Fresh Burgers International

                                     BYLAWS OF
                                 FIRSTELEVISION.COM
                             A California Corporation


                                     OFFICES
                                     -------


         1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 827 State Street, Suite 14, Santa Barbara, CA 93101. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

         2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                  SHAREHOLDERS
                                  ------------

         3. PLACE OF MEETINGS. Shareholders' meetings shall be held at the principal office for the transaction of the business of this corporation in the State of California, or at such other place as the Board of Directors shall, by resolution, appoint.

         4. ANNUAL MEETINGS. The annual meetings of shareholders shall be held in the month of March in each year. At such meeting Directors shall be elected; reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. The first annual meeting of shareholders after incorporation need not be held if less than nine months have elapsed since incorporation to such meeting date.

                  Written notice of each annual meeting shall be mailed to each shareholder entitled to vote, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as Directors if Directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the shareholders, and shall state such other matters, if any, as may be expressly required by statute.


         5. SPECIAL MEETINGS. Special meetings of the shareholders, may be called at any time by the Chairman of the Board of Directors, if any, the President or any Vice President, or by the Board of Directors, or by one or more shareholders holding not less than ten (10%) percent of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders, unless by the unanimous consent of all shareholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

           6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

                  Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for forty-five (45) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting

         7. VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of Directors shall be by ballot. At every election of Directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principal among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

         8. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

         9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

         10. ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (a) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporations Code set forth in Subsection 603(b)(l) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

         11. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

         12. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.
                                    DIRECTORS
                                    ---------

         13. POWERS. Subject to limitations of the Articles of Incorporation, the Bylaws, and the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                  (a) To select and remove all of the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may be consistent with law, with the Articles of Incorporation, or the Bylaws, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the Bylaws, as they may deem best.

                  (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

                  (d) To authorize the issuance of shares of capital stock of the corporation from time to time, upon such terms as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

         14. NUMBER OF DIRECTORS. The authorized number of Directors of this corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders amending this
Section 14.

         15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which the Director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a Director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the Directors then in office, regardless of whether they constitute a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

         16. REMOVAL. Except as described below, any or all of the Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed no Director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of Directors authorized at the time of the Director's most recent election were then being elected.

         17. RESIGNATION. Any Director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         18. COMPENSATION. If the Board of Directors so resolves, the Directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any Director from serving the corporation in another capacity and receiving compensation for such service.

         19. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the California Corporations Code.

          20. INSPECTION OF RECORDS AND PROPERTIES. Each Director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the Director or the Director's agent or attorney. The right of inspection includes the right to copy and make extracts.

         21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, when other regular meetings of the Board shall be held. All meetings of Directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all Directors participating in such meeting can hear each other.

         22. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, or any Director.

         23. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the Directors who were not present at the time of the adjournment.

         24. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a Director shall not be considered present at a meeting if, although in attendance at the meeting, the Director protests the lack of notice prior to the meeting or at its commencement.

         25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all the members of the Board individually or collectively consent in writing to such action.

         26. QUORUM AND REQUIRED VOTE. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of Directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of Directors or two Directors. Except as otherwise provided by Subsection 307(a)(8) of the California Corporations Code, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present at a meeting whether or not a quorum is present, may adjourn the meeting to another time and place.

         27. COMMITTEE MEETINGS. The principles set forth in Sections 21 through 26 of these Bylaws shall apply to committees of the Board of Directors and to actions by such committees.

         28. LOANS. Except as provided by Section 315 of the California Corporations Code, the vote or written consent of the holders of a majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefitted Director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

                  (a) Any Director or officer of the corporation, any Director or officer of any of its parents, or any Director or officer of any of its subsidiary corporations, directly or indirectly.

                  (b) Any person upon the security of the shares of the corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.
                                    OFFICERS
                                    --------

         29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. Ml officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

         30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

         31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

         33. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.
         34. PRESIDENT (CHIEF EXECUTIVE OFFICER). Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the Board of Directors and shareholders, shall be ex-officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

         35. VICE PRESIDENT. In the absence or disability of the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not so ranked, the Vice President designated by the Board of Directors) or, if none, the Secretary or Treasurer, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or, if none, the Secretary or Treasurer, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

         36. SECRETARY. The Secretary shall have the following powers and duties:
                   (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California, if the principal executive office is not in California, the original or a copy of the Bylaws, as amended.

                  (b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

                  (c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

                  (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         37. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation shall be its chief financial officer. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and Directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         38. OTHER OFFICERS. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of Directors.

                                     Shares
                                     ------

         39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary.

         40. TRANSFERS OF Shares OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agent designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

         41. REGISTERED SHAREHOLDERS. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of California.

         42. LOST OR DESTROYED CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

         43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of shareholders, or not more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

         44. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                                   AMENDMENTS
                                   ----------

         45. ADOPTION OF AMENDMENTS. New Bylaws may be adopted or these Bylaws may be amended or repealed:

                  (a) At any annual meeting, or other meeting of the shareholders called for that purpose by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (b) Without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (c) By a majority of the Directors of the corporation; provided, however, that a greater vote of shareholders or Directors shall be necessary if required by law or by the Articles of Incorporation; and provided, further, that Section 14 (number of Directors) and this Section 45 shall be amended or repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation. Section 14 shall not be amended to reduce the number of Directors below two if the votes cast against its adoption at a meeting or the shares not consenting in the case of an action by written consent are equal to more than sixteen and two-thirds percent
        (16- 2/3%)of the outstanding shares entitled to vote.

         46. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws or Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                 CORPORATE SEAL
                                 --------------

         47. FORM OF SEAL. The corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "California

                                  MISCELLANEOUS
                                  -------------

         48. CHECKS DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

         49. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         50. REPRESENTATION OF Shares OF OTHER CORPORATIONS. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         51. INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

52. ANNUAL REPORT. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with except as the Board of Directors may otherwise determine, so long as there are less than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

53. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   SIGNATURES
                                   ----------

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being the Directors of FIRSTELEVISION.COM, as of the 2nd day of February, 2000, hereby assent to the foregoing Bylaws and adopt the same as the Bylaws of the said corporation.

IN WITNESS WHEREOF, we have hereunto subscribed our names the 2nd day of February, 2000.
                                              By: /s/ Agata Gotova
                                                 --------------------------
                                                     AGATA GOTOVA

[CAPTION]
Exhibit 4
SPECIMEN OF common  stock CERTIFICATE

[________]NUMBER
 Shares[________]
 AUTHORIZED common stock; 100,000,000 Shares PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA common stock CUSIP

 THIS CERTIFIES THAT

Is the RECORD HOLDER OF Shares OF FBI Fresh Burgers International common stock TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

 [SEAL OF FBI Fresh Burgers International]

       /s/ ARTEM GOTOV
       ----------------------
       Artem Gotov, President


       /s/ AGATA GOTOVA
       -----------------------
       Agata Gotova, Secretary

 By: Richard M. Day
 American Registrar and Transfer Company
 Salt Lake City, UT 84107

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

(Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

Act
________________________ tenants in common
   (State)
Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
________________________________________________________ ______ ___
_________ ________________________________________________________ ______
___ _________ ________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
 Dated, ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

October 30, 2000

Board of Directors
FBI Fresh Burgers International
827 State Street, Suite 26
Santa Barbara, CA 93101
Re: FBI Fresh Burgers International

Gentlemen:

The undersigned is counsel for FBI Fresh Burgers International. I have been requested to render an opinion on the tradeability of the 1,000,000 shares of FBI proposed to be sold pursuant the FBI's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed FBI's Registration on Form SB-2, company articles of incorporation and by laws and other corporate documents. All representations made to me in FBI documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. FBI is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of Common stock to be issued by FBI have been reserved and
    are     duly and properly approved by FBI's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of Common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in FBI's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE

[CAPTION]
EXHIBIT 10. NOTICE OF PUBLICATION OF TRADEMARK

UNITED STATES DEPARTMENT OF COMMER
Patent and Trademark Office
Assistant Commissioner for Trademarks
2900 Crystal Drive
Arlington, Virginia 22202-3513

November 24, 2000
NOTICE OF PUBLICATION UNDER 12(a)

1. Serial No.                    2. Mark:
   ----------                       ----
   78/007,326                       FBI FRESH BURGERS INTERNATIONAL

3.  International Classes: 39

4.  Publication date: December 26, 2000

5.  Applicant: FBI FRESH BURGERS INTERNATIONAL

The mark of the application identified appears to be entitled to registration. The mark will, in accordance with Section 12(a) of the Trademark Act of 1946, as amended, be published in the Official Gazette on the date indicated above for the purpose of opposition by any person who believes he will be damaged by the registration of the mark. If no opposition is filed within the time specified by Section 13(a) of the statute or by rules 2.101 or 2.102 of the Trademark Rules, the Commissioner of Patents and Trademarks may issue a notice of allowance pursuant to section 13(b) of the statute.

Copies of the trademark portion of the Official Gazette containing the publication of the mark may be obtained from:

The Superintendent of Documents
U.S. Government Printing Office
P.Ol Box 371954
Pittsburg, PA 15250-7954
Phone: (202) 512-1800

By direction of the Commissioner.

[CAPTION]
EXHIBIT 23.1CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of my independent accountant's report dated January 21, 2001 and the related statements of income, stockholder's equity, andcash flows for the period ended December 31, 2000 in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.


ROGER G. CASTRO
Roger G. Castro
Certified Public Accountant

Oxnard, California
January 31, 2001

[CAPTION]
EXHIBIT

SUBSCRIPTION AGREEMENT
FBI Fresh Burgers International
827 State Street, Suite 14
Santa Barbara, California 93101

Gentlemen:

The undersigned has read the matters set forth in your prospectus dated ___________________, 2001. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per Share, for
$_______________, subject to your acceptance of this subscription.   There is
no minimum contingency and proceeds may be utilized at the issuer's discretion. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security